Exhibit 23.03
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form S-1 of Man-AHL 130, LLC of our report dated June 18, 2009, relating to the statement of financial condition of Man Investments (USA) Corp. as of March 31, 2009, which appears in such Registration Statement. We also consent to the reference to us under the heading “Lawyers; Accountants” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chicago, IL
July 1, 2009